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                                                                       EXHIBIT 3
                          COMPANY AFFILIATE AGREEMENT

     THIS COMPANY AFFILIATE AGREEMENT (this "Agreement") is made and entered
                                             ---------
into as of June 10, 2001 by and among Peregrine Systems, Inc., a Delaware corporation ("Parent"), Remedy Corporation, a Delaware corporation (the
              ------
"Company"), and the undersigned stockholder of the Company (the "Stockholder").
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     WHEREAS, Parent, the Company and Merger Sub (as defined below), have entered into an Agreement and Plan of Merger and Reorganization of even date herewith (the "Merger Agreement"), which provides (subject to Section 2.12 of
               ----------------                               ------------
the Merger Agreement) for the merger (the "Merger") of the Company with and into
                                           ------
a wholly-owned subsidiary of Parent ("Merger Sub").  Pursuant to the Merger, all
                                      ----------
outstanding capital stock of the Company will be converted into the right to receive the consideration set forth in the Merger Agreement, and Merger Sub (subject to Section 2.12 of the Merger Agreement) will succeed to all of the
            ------------
rights and liabilities of the Company. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement.

     WHEREAS, the Stockholder understands that the shares of Parent Common Stock being issued in the Merger will be issued pursuant to a registration statement on Form S-4, and that the Stockholder may be deemed an "affiliate" of Parent as such term is defined under Rule 145 ("Rule 145") under the Securities Act of
                                      --------
1933, as amended (the "Securities Act"), and, as such, the Stockholder may only
                       --------------
transfer, sell or dispose of such shares of Parent Common Stock in accordance with this Agreement.

     NOW, THEREFORE, intending to be legally bound, the parties hereto hereby agrees as follows:

     1.  Representations and Warranties.  The Stockholder represents and
         ------------------------------
warrants to Parent as follows:

          (a) The Stockholder is the holder and "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of shares of Company Common Stock set forth on the signature page hereto (the "Stockholder Company Shares").
 --------------------------

          (b) The Stockholder is the holder of Company Stock Options to purchase the number of shares of Company Common Stock set forth on the signature page hereto (the "Stockholder Company Options").
                  ---------------------------

          (c) The Stockholder does not own, of record or beneficially, directly or indirectly, any securities of the Company other than the Stockholder Company Shares or the Stockholder Company Options.

          (d) The Stockholder has carefully read this Agreement and, to the extent the Stockholder felt necessary, has discussed with counsel the limitations imposed on the Stockholder's ability to sell, transfer or otherwise dispose of the shares of Parent Common Stock that the Stockholder receives in the Merger (the "Stockholder Parent Shares"). The Stockholder fully understands
                 -------------------------
the limitations this Agreement places upon the Stockholder's ability to sell,
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transfer or otherwise dispose of the Stockholder Parent Shares and to exercise the Company Options.

     2.  Prohibitions Against Transfer.  The Stockholder agrees that the
         -----------------------------
Stockholder shall not effect any sale, transfer or other disposition of any Stockholder Parent Shares unless:

          (a) such sale, transfer or other disposition is effected pursuant to an effective registration statement under the Securities Act;

          (b) such sale, transfer or other disposition is made in conformity with the applicable requirements of Rule 145 promulgated under the Securities Act;

          (c) counsel reasonably satisfactory to Parent shall have advised Parent in a written opinion letter (satisfactory in form and content to Parent), upon which Parent may rely, that such sale, transfer or other disposition will be exempt from the registration requirements under the Securities Act; or

          (d) an authorized representative of the Securities and Exchange Commission (the "SEC") shall have rendered written advice to the Stockholder to
                 ---
the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to such sale, transfer or other disposition, and a copy of such written advice and all other related communications with the SEC shall have been delivered to Parent.


     3.   Option Exercises. The Stockholder agrees that from the execution and
          ----------------
delivery of this Agreement until the Effective Time, the Stockholder shall not exercise any Stockholder Company Options (in whole or in part) without the prior written consent of the Company and Parent. The Company shall place an option exercise limitation notice consistent with the foregoing in the stock option records of the Company with respect to the Stockholder Company Options, and notify the stock administrator under the Company Option Plans of such restriction. The Company and Parent shall not withhold their consent to any exercise of Stockholder Company Options if such exercise, together with all exercises of Company Stock Options and notices of intent to exercise received as of June 10, 2001, would not affect Parent's ability to effectuate the Merger without a vote of its stockholders in compliance with Rule 4350 of the NASD Marketplace Rules. In making its determination under the previous sentence, Parent shall utilize the methodology utilized by Parent in connection with the execution of the Merger Agreement for determining compliance with Rule 4350 of the NASD Marketplace Rules. If the Stockholder wishes to exercise a Company Option (in whole or in part), the Stockholder shall notify the Company and Parent of the Stockholder's desire to do so. Such notice shall be in writing and shall specify the number of shares of Company Common Stock that the Stockholder wishes to purchase by exercising a Stockholder Company Option. As soon as practicable following the delivery of such notice (but in no event more than 5 business days thereafter), Parent and the Company shall advise the Stockholder in writing as to whether or not each of them consents to such exercise, and, if such consent is withheld, the basis on which the proposed exercise would affect Parent's ability to effectuate the Merger without a vote of Parent's stockholders in compliance with Rule 4350 of the NASD Marketplace Rules.

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     4.  Stop Transfer Instructions; Legend.   The Stockholder acknowledges and
         ----------------------------------
agrees that (a) stop transfer instructions will be given to Parent's transfer agent with respect to the Stockholder Parent Shares (which instructions shall be terminated after any transfer of the Stockholder Parent Shares by the Stockholder in compliance with the terms of Section 2 hereof), and (b) each
                                            ---------
certificate representing any of the Stockholder Parent Shares held by the Stockholder shall bear a legend identical or similar in effect to the following legend (together with any other legend or legends required by applicable state securities laws or otherwise):

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 OF THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF RULE 145 AND IN ACCORDANCE WITH THE TERMS OF A COMPANY AFFILIATE AGREEMENT DATED AS OF JUNE 10, 2001, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES OF THE ISSUER HEREOF.

     It is understood and agreed that the legend set forth in this Section 4
                                                                   ---------
shall be removed by delivery of substitute certificates without such legend, and Parent shall so instruct its transfer agent on the first anniversary of the Effective Time (provided that the provisions of Rule 145(d)(2) are then available to the Stockholder) or if (i) the securities represented thereby have been registered for sale by the undersigned under the Securities Act and the Stockholder certifies in writing to Parent that any prospectus delivery requirement in respect thereof has been satisfied or (ii) Parent has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Parent, or a "no-action" letter obtained by the undersigned from the SEC staff, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the Stockholder or that the legend referred to above can otherwise be removed.

     5.  Representations and Warranties by Parent.  For as long as and to the
         ----------------------------------------
extent necessary to permit the Stockholder to sell the Parent Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act ("Rule
                                                                            ----
144"), Parent shall (a) use its reasonable efforts to (i) file, on a timely
---
basis, all reports and data required to be filed with the Commission by it pursuant to Section 13 of the Exchange Act, and (ii) furnish to me upon request a written statement as to whether or not parent has complied with such reporting requirements during the twelve months preceding any proposed sale of the Parent Shares by the Stockholder pursuant to Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. Parent hereby represents that it has filed all reports required to be filed with the Commission under Section 13 of the Exchange Act during the preceding twelve months.

     6.  Specific Performance.  The Stockholder agrees that in the event of any
         --------------------
breach or threatened breach by the Stockholder of any covenant, obligation or other provision contained in this Agreement, Parent and the Company shall be entitled (in addition to any other remedy that may be available to Parent) to:
(a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and
(b) an injunction restraining such breach or threatened breach. The Stockholder further agrees

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that none of the Parent, the Company or any other person or entity shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6,
                                                                   ---------
and the Stockholder irrevocably waives any right he may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

     7.  Other Agreements. Nothing in this Agreement shall limit any of the
         ----------------
rights or remedies of Parent or the Company under the Merger Agreement, or any of the obligations of the Stockholder under any agreement between the Stockholder and Parent or the Company or any certificate or instrument executed by the Stockholder in favor of Parent or the Company, and nothing in the Merger Agreement or in any other agreement, certificate or instrument shall limit any of the rights or remedies of Parent or the Company, or any of the obligations of the Stockholder, under this Agreement.

     8.  Notices. All notices, requests, demands, waivers and other
         -------
communications required or permitted to be given under this Agreement to any party hereunder shall be in writing and deemed given upon (i) personal delivery,
(ii) transmitter's confirmation of a receipt of a facsimile transmission, (iii) confirmed delivery by a nationally-recognized overnight carrier or when delivered by hand or (iv) when mailed in the United States by certified or registered mail, postage prepaid, addressed at the following addresses (or at such other address for a party as shall be specified by notice given hereunder):

          If to Parent or the Company (following the Effective Time):

          Peregrine Systems, Inc
          3611 Valley Centre Drive, Floor 5
          San Diego, California  92130
          Attention: General Counsel
          Telecopy No.:   (858) 481-1751

          with a copy to:

          Wilson Sonsini Goodrich & Rosati
          Professional Corporation
          650 Page Mill Road
          Palo Alto, California  94504
          Telecopy No.: (650) 849-7400
          Attention: Douglas H. Collom, Esq.
                     Michael J. Kennedy, Esq.

          If to the Stockholder, to the address for notice set forth on the signature page hereof with a copy to:

          Gunderson Dettmer Stough Velleneuve Franklin & Hachigian, LLP 155 Constitution Drive
          Menlo Park, California  94025
          Telecopy No.: (650) 321-2800
          Attention: Daniel E. O'Connor, Esq.
                     Christopher D. Dillon, Esq.

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          9.   Severability. In the event that any provision of this Agreement,
               ------------
or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

          10.  Applicable Law; Jurisdiction.  This Agreement shall be governed
               ----------------------------
by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the parties irrevocably and unconditionally consents and submits to the jurisdiction and venue of the state and federal courts located in San Diego, California; (ii) each of the parties irrevocably waives the right to trial by jury; and (iii) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with this Section 10.
                     -----------

          11.  Waiver; Termination.  No failure on the part of Parent or the
               -------------------
Company to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent or the Company in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Parent nor the Company shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent or the Company, as applicable; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given. If the Merger Agreement is terminated, this Agreement shall thereupon terminate.

          12.  Headings.  The headings contained in this Agreement are for
               --------
convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

          13.  Further Assurances.  The Stockholder shall execute and/or cause
               ------------------
to be delivered to Parent and/or the Company, as applicable, such instruments and other documents and shall take such other actions as Parent and/or the Company may reasonably request to effectuate the intent and purposes of this Agreement.

          14.  Entire Agreement; Counterparts.  This Agreement constitutes the
               ------------------------------
entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

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          15.  Non-Exclusivity.  The rights and remedies of Parent and the
               ---------------
Company hereunder are not exclusive of or limited by any other rights or remedies which Parent or the Company may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).

          16.  Amendments.  This Agreement may not be amended, modified, altered
               ----------
or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent, the Company and the Stockholder.

          17.  Assignment.  This Agreement and all obligations of the
               ----------
Stockholder hereunder are personal to the Stockholder and may not be transferred or delegated by the Stockholder at any time.

          18.  Binding Nature.  This Agreement will inure to the benefit of
               --------------
Parent, the Company and their respective successors and assigns, and will be binding upon the Stockholder and the Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns.

                  [Remainder of Page Intentionally Left Blank]

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          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

                  STOCKHOLDER:


                  __________________________________________
                              (Signature)

                  __________________________________________
                              (Print Name)

                   __________________________________________

                   __________________________________________
                               (Address)

                   ____________ Shares of Company Common Stock

                   ____________ Shares of Company Common Stock issuable upon the exercise of Company Stock
                   Options

                   PEREGRINE SYSTEMS, INC.


                   By:____________________________

                   Name:__________________________

                   Title:_________________________


                   REMEDY CORPORATION


                   By:____________________________

                   Name:__________________________

                   Title:__________________________


                        [COMPANY AFFILIATED AGREEMENT]



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